Exhibit 99.1
NEWS RELEASE

For Immediate Release
Investor Contact: Dave Prichard 262-636-8434 d.a.prichard@na.modine.com
Media Contact: Lori Stafford 262-636-1001 l.stafford@na.modine.com

Modine Board of Directors Authorizes Dual Purpose Program
for 5 Percent Share Repurchase and Anti-Dilution Share Buyback,
Approves Common Stock Dividend Increase of 7.7 Percent

Racine, WI, May 18, 2005 - Modine Manufacturing Company (NYSE: MOD), a diversified global leader in thermal management, announced today that its Board of Directors has authorized the repurchase of up to 5 percent of the Company’s outstanding common stock over the next 18 months as well as the indefinite buyback of additional shares to attempt to offset any dilution from Modine’s incentive stock plans.
The Modine Board also approved a 7.7 percent increase in the Company’s annual common stock dividend rate to 70 cents per share from 65 cents per share, the third hike in 12 months after dividend increases of 6.6 percent in October 2004 and 10.9 percent in May 2004. The higher rate is consistent with the Company’s belief that dividends are a key component of total shareholder return and its stated objective to maintain a dividend payout ratio of between 35 and 45 percent.

The dividend will be payable quarterly at 17.50 cents per share, with the next payment date on June 9, 2005 to shareholders of record as of the close of business on May 31, 2005.

“This dual purpose share repurchase program, along with yet another major dividend increase, accelerates our commitment to deliver the best possible return to our shareholders,” said David Rayburn, Modine President and Chief Executive Officer. “We remain focused on investing for profitable growth in our global core thermal management business -- through accretive acquisitions and joint ventures, high payback capital expenditures, and innovative R&D programs -- as well as on returning excess cash to our shareholders.”
The Company’s 5 percent share repurchase program, when completed, would reduce fully diluted common shares outstanding by about 1.7 million to approximately 32.9 million.

With the second component of the program, Modine intends to repurchase an additional number of shares, as necessary on an indefinite basis, to seek to offset any dilution from the issuance or exercise of shares through the Company’s incentive stock plans. This anti-dilution component will help ensure the permanent benefits over time of reduced outstanding shares from the 5 percent repurchase component by offsetting shares issued for incentive stock plans.

The repurchases will be made at the discretion of the Company in the open market as well as through privately negotiated transactions, from time to time as market conditions warrant and subject to regulatory considerations.

The Company intends to cancel any shares acquired pursuant to the program, and the canceled shares will be returned to the status of authorized but unissued shares.

“Through these collective actions, Modine expects to return at least $70 million to shareholders during our fiscal 2006 year,” said Bradley C. Richardson, Modine Vice President, Finance and Chief Financial Officer. “They reinforce our confidence in the Company’s future performance and direction as well as our significant cash flow generated by rigorous working capital management and disciplined capital investment. While maintaining a strong and conservatively leveraged balance sheet, we will continue to pursue increased economic value for our shareholders through optimal use of our free cash.”

With record fiscal 2005 revenues and operating cash flow of $1.5 billion and $156 million, respectively, Modine specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. The Company's products are used in light, medium, and heavy-duty vehicles, HVAC equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine employs more than 9,400 people worldwide at 40 facilities. More information about Modine can be found at www.modine.com.
This news release may contain statements, including information about future financial performance, accompanied by phrases such as "believes," "estimates," "expects," "plans," "anticipates," "will," "intends," and other similar "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995. Modine's actual results, performance or achievements may differ materially from those expressed or implied in these statements, because of certain risks and uncertainties, which are identified on page 31 of the Company's 2004 Annual Report to Shareholders and other recent Company filings with the Securities and Exchange Commission. In particular, this release contains a forward-looking statement regarding anticipated returns to shareholders as a result of the announced dual purpose share repurchase program. This statement is particularly subject to the presence of market conditions conducive to the repurchase objectives, and Modine’s ability to take advantage of those market conditions. Modine does not assume any obligation to update any of these forward-looking statements.